Exhibit 99.1
Evan Goldstein
Salesforce
Investor Relations
415-819-2987
evan.goldstein@salesforce.com

Carolyn Guss
Salesforce
Public Relations
415-536-4966
cguss@salesforce.com

Salesforce Announces Strong Third Quarter Fiscal 2022 Results
Reiterates FY23 Revenue Guidance of $31.7 Billion to $31.8 Billion

•Third Quarter Revenue of $6.86 Billion, up 27% Year-Over-Year, 26% in Constant Currency
•Current Remaining Performance Obligation of Approximately $18.8 Billion, up 23% Year-Over-Year, 23% in Constant Currency
•Third Quarter GAAP Operating Margin of 0.6% and Non-GAAP Operating Margin of 19.8%
•Initiates Fourth Quarter FY22 Revenue Guidance of $7.224 Billion to $7.234 Billion, up Approximately 24% Year-Over-Year
•Raises FY22 Revenue Guidance to $26.39 Billion to $26.40 Billion, up Approximately 24% Year-Over-Year
•Raises FY22 GAAP Operating Margin Guidance to Approximately 1.8% and Non-GAAP Operating Margin Guidance to Approximately 18.6%
•Raises FY22 Operating Cash Flow Growth Guidance to Approximately 18% to 19% Growth Year-Over-Year
•Initiates First Quarter FY23 Revenue Guidance of $7.215 Billion to $7.250 Billion, up Approximately 21% to 22% Year-Over-Year
•Reiterates FY23 GAAP Operating Margin Guidance of Approximately 3.0% to 3.5% and Non-GAAP Operating Margin of Approximately 20%

SAN FRANCISCO, Calif. - November 30, 2021 - Salesforce (NYSE: CRM), the global leader in CRM, today announced results for its third quarter of fiscal 2022 ended October 31, 2021.

“We delivered another phenomenal quarter, fueling strong revenue growth, margin and cash flow,” said Marc Benioff, Chair and CEO of Salesforce. “Salesforce is more relevant and strategic than ever as every company accelerates their digital transformation journey. Just as we’ve helped our customers navigate the pandemic, we’re now guiding them toward greater growth, customer success, health and safety, and trust. With the tremendous strength of our Customer 360 platform and Slack, we’re on track to reach $50 billion revenue in FY26.”

“Our disciplined approach continues to deliver record levels of operating margin this year,” said Amy Weaver, President and CFO. “During the third quarter, we again executed against the strong demand environment in front of us. Slack saw another strong quarter, and we are pleased with Slack’s representation in our largest deals. In this new world, Slack and our Customer 360 have never been more relevant.”

Salesforce delivered the following results for its fiscal third quarter:

Revenue: Total third quarter revenue was $6.86 billion, an increase of 27% year-over-year, and 26% in constant currency. Subscription and support revenues for the quarter were $6.38 billion, an increase of 25% year-over-year. Professional services and other revenues for the quarter were $0.48 billion, an increase of 45% year-over-year.

Operating Margin: Third quarter GAAP operating margin was 0.6%. Third quarter non-GAAP operating margin was 19.8%.

Earnings per Share: Third quarter GAAP diluted earnings per share was $0.47, and non-GAAP diluted earnings per share was $1.27. Mark-to-market accounting of the company’s strategic investments benefited GAAP diluted earnings per share by $0.27 based on a U.S. tax rate of 25% and non-GAAP diluted earnings per share by $0.28 based on a non-GAAP tax rate of 21.5%.

Cash: Cash generated from operations for the third quarter was $0.40 billion, an increase of 19% year-over-year. Total cash, cash equivalents and marketable securities ended the third quarter at $9.39 billion.

Remaining Performance Obligation: Remaining performance obligation ended the third quarter at approximately $36.3 billion, an increase of 20% year-over-year. Current remaining performance obligation ended the third quarter at approximately $18.8 billion, an increase of 23% year-over-year, 23% in constant currency.

As of November 30, 2021, the company is initiating its revenue guidance, GAAP earnings per share guidance, non-GAAP earnings per share guidance, and current remaining performance obligation growth guidance for its fourth quarter of fiscal year 2022. As of November 30, 2021, the company is raising its revenue guidance previously updated on September 23, 2021 for its full fiscal year 2022. As of November 30, 2021 the company is raising its operating cash flow guidance, GAAP earnings per share guidance, non-GAAP earnings per share guidance, GAAP operating margin guidance and non-GAAP operating margin guidance previously updated on August 25, 2021 for its full fiscal year 2022. As of November 30, 2021 the company is initiating its revenue guidance for its first quarter of fiscal year 2023. As of November 30, 2021 the company is reiterating its revenue guidance, GAAP operating margin guidance and non-GAAP operating margin guidance for its full fiscal year 2023 previously provided on September 23, 2021.

Management will provide further commentary around these guidance assumptions on its earnings call, which is expected to occur on November 30, 2021 at 2:00 PM Pacific Time.

Our guidance assumes no change to the value of the company's strategic investment portfolio as it is not possible to forecast future gains and losses. In addition, the guidance below is based on estimated GAAP tax rates that reflect the company’s currently available information, and excludes forecasted discrete tax items such as excess tax benefits from stock-based compensation. The GAAP tax rates may fluctuate due to future acquisitions or other transactions.

	Q4 FY22 Guidance	Full Year FY22 Guidance	Q1 FY23 Guidance	Full Year FY23 Guidance
Revenue(1)	$7.224 - $7.234 Billion	$26.39 - $26.40 Billion	$7.215 - $7.250 Billion	$31.7 - $31.8 Billion
Y/Y Growth	~24%	~24% to ~24%	~21% - 22%	~20%
GAAP operating margin	N/A	~1.8%	N/A	~3.0 - 3.5%
Non-GAAP operating margin	N/A	~18.6%	N/A	~20.0%
GAAP earnings (loss) per share	($0.24) - ($0.23)	$1.28 - $1.29	N/A	N/A
Non-GAAP earnings per share	$0.72 - $0.73	$4.68 - $4.69	N/A	N/A
Operating Cash Flow Growth (Y/Y)	N/A	~18% - 19%	N/A	N/A
Current Remaining Performance Obligation Growth (Y/Y)	~19%	N/A	N/A	N/A
(1) Full Year FY22 revenue guidance includes contributions from Slack Technologies, Inc. of approximately $565 million, net of purchase accounting.

The following is a reconciliation of GAAP operating margin guidance to non-GAAP operating margin guidance for the full year:

	Full Year FY22 Guidance	Full Year FY23 Guidance
GAAP operating margin(1)	1.8%	~3.0% - 3.5%
Plus
Amortization of purchased intangibles(2)	6.2%	5.8%
Stock-based expense(2)	10.6%	11.1% - 10.6%
Non-GAAP operating margin(1)	18.6%	~20%
(1) GAAP operating margin is the proportion of GAAP income from operations as a percentage of GAAP revenue. Non-GAAP operating margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue.
(2) The percentages shown above have been calculated based on the midpoint of the low and high ends of the revenue guidance for full years FY22 and FY23.

The following is a per share reconciliation of GAAP diluted earnings (loss) per share to non-GAAP diluted earnings per share guidance for the next quarter and the full year:

	Fiscal 2022
	Q4	FY22
GAAP earnings (loss) per share range(1)(2)	($0.24) - ($0.23)	$1.28 - $1.29
Plus
Amortization of purchased intangibles	$0.50	$1.66
Stock-based expense	$0.77	$2.86
Less
Income tax effects and adjustments(3)	$(0.31)	$(1.12)
Non-GAAP diluted earnings per share(2)	$0.72 - $0.73	$4.68 - $4.69
Shares used in computing basic GAAP net income per share (millions)	987	955
Shares used in computing diluted Non-GAAP net income per share (millions)	1,013	976
(1)The Company's GAAP tax provision is expected to be approximately 34% for the three months ended January 31, 2022, and approximately 11% for the year ended January 31, 2022. The GAAP tax rates may fluctuate due to discrete tax items and related effects in conjunction with certain provisions in the Tax Cuts and Jobs Act, future acquisitions or other transactions.
(2) The Company's projected GAAP and Non-GAAP diluted earnings (loss) per share assumes no change to the value of our strategic investment portfolio resulting from ASU 2016-01 as it is not possible to forecast future gains and losses. While historically the company's strategic investment portfolio has had a positive impact on the company's financial results, that may not be true for future periods, particularly in periods of significant market fluctuations that affect the publicly traded companies within the company's strategic investment portfolio. The impact of future gains or losses from the company's strategic investment portfolio could be material.
(3) The Company’s Non-GAAP tax provision uses a long-term projected tax rate of 21.5%, which reflects currently available information and could be subject to change.

For additional information regarding non-GAAP financial measures see the reconciliation of results and related explanations below.

Quarterly Conference Call
Salesforce plans to host a conference call at 2:00 p.m. (PT) / 5:00 p.m. (ET) to discuss its financial results with the investment community. A live webcast and replay details of the event will be available on the Salesforce Investor Relations website at www.salesforce.com/investor.

About Salesforce
Salesforce, the global CRM leader, empowers companies of every size and industry to digitally transform and create a 360° view of their customers. For more information about Salesforce (NYSE: CRM), visit: www.salesforce.com.

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"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about the company's financial and operating results, which may include expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income, earnings per share, operating cash flow growth, operating margin, expected revenue growth, expected current remaining performance obligation growth, expected tax rates, stock-based compensation expenses, amortization of purchased intangibles, shares outstanding, market growth, environmental, social and governance goals, expected capital allocation, including mergers and acquisitions, capital expenditures and other investments, and expected contributions from acquired companies. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements it makes.

The risks and uncertainties referred to above include -- but are not limited to -- risks associated with the impact of, and actions we may take in response to, the COVID-19 pandemic, related public health measures and resulting economic downturn and market volatility; our ability to maintain security levels and service performance meeting the expectations of our customers, and the resources and costs required to avoid unanticipated downtime and prevent, detect and remediate performance degradation and security breaches; the expenses associated with our data centers and third-party infrastructure providers; our ability to secure additional data center capacity; our reliance on third-party hardware, software and platform providers; the effect of evolving domestic and foreign government regulations, including those related to the provision of services on the Internet, those related to accessing the Internet, and those addressing data privacy, cross-border data transfers and import and export controls; current and potential litigation involving us or our industry, including litigation involving acquired entities such as Tableau Software, Inc. and Slack Technologies, Inc., and the resolution or settlement thereof; regulatory developments and regulatory investigations involving us or affecting our industry; our ability to successfully introduce new services and product features, including any efforts to expand our services; the success of our strategy of acquiring or making investments in complementary businesses, joint ventures, services, technologies and intellectual property rights; our ability to complete, on a timely basis or at all, announced transactions; our ability to realize the benefits from acquisitions, strategic partnerships, joint ventures and investments, including our July 2021 acquisition of Slack Technologies, Inc., and successfully integrate acquired businesses and technologies; our ability to compete in the markets in which we participate; the success of our business strategy and our plan to build our business, including our strategy to be a leading provider of enterprise cloud computing applications and platforms; our ability to execute our business plans; our ability to continue to grow unearned revenue and remaining performance obligation; the pace of change and innovation in enterprise cloud computing services; the seasonal nature of our sales cycles; our ability to limit customer attrition and costs related to those efforts; the success of our international expansion strategy; the demands on our personnel and infrastructure resulting from significant growth in our customer base and operations, including as a result of acquisitions; our ability to preserve our workplace culture, including as a result of our decisions regarding our current and future office environments or work-from-home policies; our dependency on the development and maintenance of the infrastructure of the Internet; our real estate and office facilities strategy and related costs and uncertainties; fluctuations in, and our ability to predict, our operating results and cash flows; the variability in our results arising from the accounting for term license revenue products; the performance and fair value of our investments in complementary businesses through our strategic investment portfolio; the impact of future gains or losses from our strategic investment portfolio, including gains or losses from overall market conditions that may affect the publicly traded companies within our strategic investment portfolio; our ability to protect our intellectual property rights; our ability to develop our brands; the impact of foreign currency exchange rate and interest rate fluctuations on our results; the valuation of our deferred tax assets and the release of related valuation allowances; the potential availability of additional tax assets in the future; the impact of new accounting pronouncements and tax laws; uncertainties affecting our ability to estimate our tax rate; uncertainties regarding our tax obligations in connection with potential jurisdictional transfers of intellectual property, including the tax rate, the timing of the transfer and the value of such transferred intellectual property; uncertainties regarding the effect of general economic and market conditions; the impact of geopolitical events; uncertainties regarding the impact of expensing stock options and other equity awards; the sufficiency of our capital resources; our ability to comply with our debt covenants and lease obligations; and the impact of climate change, natural disasters and actual or threatened public health emergencies, including the ongoing COVID-19 pandemic.

Further information on these and other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings it makes with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Financials section of the company’s website at www.salesforce.com/investor.

salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

© 2021 salesforce.com, inc.  All rights reserved.  Salesforce and other marks are trademarks of salesforce.com, inc.  Other brands featured herein may be trademarks of their respective owners.

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salesforce.com, inc.
Consolidated Statements of Operations
(in millions, except per share data)
(Unaudited)

3	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Revenues:
Subscription and support	$6,379	$5,085	$17,829	$14,500
Professional services and other	484	334	1,337	935
Total revenues	6,863	5,419	19,166	15,435
Cost of revenues (1)(2):
Subscription and support	1,335	1,060	3,603	3,039
Professional services and other	509	334	1,409	920
Total cost of revenues	1,844	1,394	5,012	3,959
Gross profit	5,019	4,025	14,154	11,476
Operating expenses (1)(2):
Research and development	1,203	902	3,174	2,659
Marketing and sales	3,111	2,377	8,391	7,042
General and administrative	667	522	1,865	1,513
Total operating expenses	4,981	3,801	13,430	11,214
Income from operations	38	224	724	262
Gains on strategic investments, net	363	1,036	1,177	1,910
Other expense	(102)	(10)	(172)	(36)
Income before benefit from (provision for) income taxes	299	1,250	1,729	2,136
Benefit from (provision for) income taxes (3)	169	(169)	(257)	1,669
Net income	$468	$1,081	$1,472	$3,805
Basic net income per share	$0.48	$1.19	$1.56	$4.20
Diluted net income per share	$0.47	$1.15	$1.53	$4.11
Shares used in computing basic net income per share	980	911	945	905
Shares used in computing diluted net income per share	1,001	939	964	926
(1)Amounts include amortization of intangible assets acquired through business combinations, as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Cost of revenues	$272	$169	$624	$494
Marketing and sales	236	114	491	344
(2)Amounts include stock-based expense, as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Cost of revenues	$103	$65	$280	$180
Research and development	276	181	646	531
Marketing and sales	316	242	817	718
General and administrative	117	78	273	219
(3)During the second quarter of fiscal 2021, the Company recorded approximately $2.0 billion of a one-time benefit from a discrete tax item related to the recognition of deferred tax assets resulting from an intra-entity transfer of intangible property.

salesforce.com, inc.
Consolidated Statements of Operations
(As a percentage of total revenues)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Revenues:
Subscription and support	93%	94%	93%	94%
Professional services and other	7	6	7	6
Total revenues	100	100	100	100
Cost of revenues (1)(2):
Subscription and support	20	20	19	20
Professional services and other	7	6	7	6
Total cost of revenues	27	26	26	26
Gross profit	73	74	74	74
Operating expenses (1)(2):
Research and development	18	17	17	17
Marketing and sales	45	44	44	45
General and administrative	9	9	9	10
Total operating expenses	72	70	70	72
Income from operations	1	4	4	2
Gains on strategic investments, net	5	19	6	12
Other expense	(2)	0	(1)	0
Income before benefit from (provision for) income taxes	4	23	9	14
Benefit from (provision for) income taxes	3	(3)	(1)	11
Net income	7%	20%	8%	25%

(1)Amounts include amortization of intangible assets acquired through business combinations as a percentage of total revenues, as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Cost of revenues	4%	3%	3%	3%
Marketing and sales	3	2	3	2

(2)Amounts include stock-based expense as a percentage of total revenues, as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Cost of revenues	1%	1%	2%	1%
Research and development	4	3	3	4
Marketing and sales	5	5	4	5
General and administrative	2	1	2	1

salesforce.com, inc.
Consolidated Balance Sheets
(in millions)

	October 31, 2021	January 31, 2021
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$4,753	$6,195
Marketable securities	4,638	5,771
Accounts receivable, net	4,019	7,786
Costs capitalized to obtain revenue contracts, net	1,242	1,146
Prepaid expenses and other current assets	1,305	991
Total current assets	15,957	21,889
Property and equipment, net	2,768	2,459
Operating lease right-of-use assets, net	2,909	3,204
Noncurrent costs capitalized to obtain revenue contracts, net	1,850	1,715
Strategic investments	4,004	3,909
Goodwill	47,951	26,318
Intangible assets acquired through business combinations, net	9,472	4,114
Deferred tax assets and other assets, net	2,525	2,693
Total assets	$87,436	$66,301
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$4,231	$4,355
Operating lease liabilities, current	688	766
Unearned revenue	10,116	12,607
Total current liabilities	15,035	17,728
Noncurrent debt	10,591	2,673
Noncurrent operating lease liabilities	2,722	2,842
Other noncurrent liabilities	2,034	1,565
Total liabilities	30,382	24,808
Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	49,770	35,601
Accumulated other comprehensive loss	(122)	(42)
Retained earnings	7,405	5,933
Total stockholders’ equity	57,054	41,493
Total liabilities and stockholders’ equity	$87,436	$66,301

salesforce.com, inc.
Consolidated Statements of Cash Flows
(in millions)
(Unaudited)

3	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Operating activities:
Net income	$468	$1,081	$1,472	$3,805
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	963	670	2,367	1,977
Amortization of costs capitalized to obtain revenue contracts, net	344	271	992	768
Expenses related to employee stock plans	812	566	2,016	1,648
Gains on strategic investments, net	(363)	(1,036)	(1,177)	(1,910)
Tax benefit from intra-entity transfer of intangible property	0	0	0	(2,003)
Changes in assets and liabilities, net of business combinations:
Accounts receivable, net	91	128	3,895	2,873
Costs capitalized to obtain revenue contracts, net	(405)	(493)	(1,223)	(973)
Prepaid expenses and other current assets and other assets	189	80	(1)	(134)
Accounts payable and accrued expenses and other liabilities	(548)	68	(836)	4
Operating lease liabilities	(191)	(204)	(607)	(616)
Unearned revenue	(956)	(792)	(2,880)	(2,812)
Net cash provided by operating activities	404	339	4,018	2,627
Investing activities:
Business combinations, net of cash acquired	(35)	(24)	(14,816)	(1,281)
Purchases of strategic investments	(147)	(368)	(933)	(942)
Sales of strategic investments	695	33	2,164	685
Purchases of marketable securities	(2,193)	(1,453)	(4,509)	(3,968)
Sales of marketable securities	720	662	3,765	1,206
Maturities of marketable securities	150	239	1,802	796
Capital expenditures	(166)	(124)	(550)	(561)
Net cash used in investing activities	(976)	(1,035)	(13,077)	(4,065)
Financing activities:
Proceeds from issuance of debt, net of issuance costs	(6)	0	7,906	0
Repayments of Slack Convertible Notes, net of capped call proceeds	(1,348)	0	(1,180)	0
Proceeds from employee stock plans	430	381	1,030	1,105
Principal payments on financing obligations	(45)	(12)	(118)	(84)
Repayments of debt	(1)	(1)	(3)	(3)
Net cash provided by (used in) financing activities	(970)	368	7,635	1,018
Effect of exchange rate changes	(4)	0	(18)	(1)
Net decrease in cash and cash equivalents	(1,546)	(328)	(1,442)	(421)
Cash and cash equivalents, beginning of period	6,299	4,052	6,195	4,145
Cash and cash equivalents, end of period	$4,753	$3,724	$4,753	$3,724

salesforce.com, inc.
Additional Metrics
(Unaudited)

	October 31, 2021	July 31, 2021	April 30, 2021	January 31, 2021	October 31, 2020	July 31, 2020
Full time equivalent headcount (1)	69,530	65,595	59,895	56,606	54,557	54,255
Financial data (in millions):
Cash, cash equivalents and marketable securities (2)	$9,391	$9,650	$15,023	$11,966	$9,492	$9,283
Strategic investments	4,004	4,105	3,944	3,909	3,927	2,555
Principal due on the Company's outstanding debt obligations (2)(3)	10,698	11,551	2,689	2,690	2,691	2,692
(1)     Full time equivalent headcount includes 2,814 from the second quarter fiscal 2022 acquisition of Slack.
(2)     On July 21, 2021, the Company acquired Slack Technologies, Inc. ("Slack") for approximately $15.8 billion of cash and 46 million shares of Salesforce common stock. The Company funded the cash portion of the consideration with a combination of new fixed rate Senior Notes ("the July 2021 Notes") raised in a public offering in July 2021 of approximately $7.9 billion, net of discounts and debt issuance costs, and cash on the Company's balance sheet. The July 2021 Notes include $1.0 billion of 2028 Senior Sustainability Notes. The net proceeds from the 2028 Senior Sustainability Notes will be allocated to finance or refinance, in whole or in part, one or more new or existing green or social projects that satisfy certain criteria.
(3)     In connection with the July 2021 acquisition of Slack, the Company assumed Slack Convertible Notes with an aggregate par value of $863 million and an estimated fair value of $1.3 billion. For the three months ended October 31, 2021, the Company paid $1.3 billion in cash to settle approximately $852 million of the $863 million aggregate principal balance of the Slack Convertible Notes.
Supplemental Revenue Analysis
Remaining Performance Obligation
Transaction price allocated to the remaining performance obligations represents contracted revenue that has not yet been recognized, which includes unearned revenue and unbilled amounts that will be recognized as revenue in future periods. Transaction price allocated to the remaining performance obligation is influenced by several factors, including seasonality, the timing of renewals, average contract terms and foreign currency exchange rates. Unbilled portions of the remaining transaction price denominated in foreign currencies are revalued each period based on the period end exchange rates.
The portion of the remaining performance obligation that is unbilled is not recorded on the balance sheet. Remaining performance obligation consisted of the following (in billions):

	Current	Noncurrent	Total
As of October 31, 2021 (1)	$18.8	$17.5	$36.3
As of July 31, 2021 (2)	18.7	17.5	36.2
As of April 30, 2021	17.8	17.2	35.0
As of January 31, 2021	18.0	18.1	36.1
As of October 31, 2020	15.3	15.0	30.3
As of July 31, 2020	15.2	15.4	30.6
(1)     Includes approximately $900 million of remaining performance obligation related to the Slack acquisition.
(2)     Includes approximately $800 million of remaining performance obligation related to the Slack acquisition.

Unearned Revenue
Unearned revenue represents amounts that have been invoiced in advance of revenue recognition and is recognized as revenue when transfer of control to customers has occurred or services have been provided. The change in unearned revenue was as follows (in millions):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Unearned revenue, beginning of period	$11,067	$8,711	$12,607	$10,662
Billings and other (1)	5,810	4,561	16,019	12,498
Contribution from contract asset	97	66	267	125
Revenue recognized over time	(6,511)	(5,103)	(18,070)	(14,594)
Revenue recognized at a point in time	(352)	(316)	(1,096)	(841)
Unearned revenue from business combinations	5	4	389	73
Unearned revenue, end of period	$10,116	$7,923	$10,116	$7,923
(1)     Other includes, for example, the impact of foreign currency translation.
Disaggregation of Revenue
Subscription and Support Revenue by the Company's service offerings
Subscription and support revenues consisted of the following (in millions):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Sales	$1,538	$1,311	$4,403	$3,835
Service	1,658	1,376	4,764	3,931
Platform and Other (1)	1,277	844	3,159	2,439
Marketing and Commerce	1,006	804	2,856	2,264
Data (2)	900	750	2,647	2,031
	$6,379	$5,085	$17,829	$14,500
(1)     Platform and Other includes approximately $276 million of Slack subscription and support revenues for the three and nine months ended October 31, 2021.
(2)     Data is comprised of revenue from Analytics, which includes Tableau, and Integration, which includes Mulesoft, which were reclassified from Platform and Other beginning in the third quarter of fiscal 2022.
Total Revenue by Geographic Locations
Revenues by geographical region consisted of the following (in millions):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Americas	$4,638	$3,758	$13,044	$10,724
Europe	1,581	1,149	4,299	3,253
Asia Pacific	644	512	1,823	1,458
	$6,863	$5,419	$19,166	$15,435
Constant Currency Growth Rates
The Company presents constant currency information to provide a framework for assessing how the Company's underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the weighted average exchange rate for the quarter being compared to for growth rate calculations presented, rather than the actual exchange rates in effect during that period.

Revenue constant currency growth rates were as follows:

	Three Months Ended October 31, 2021 compared to Three Months Ended October 31, 2020	Three Months Ended July 31, 2021 compared to Three Months Ended July 31, 2020	Three Months Ended October 31, 2020 compared to Three Months Ended October 31, 2019
Americas	23%	20%	17%
Europe	35%	24%	26%
Asia Pacific	29%	25%	20%
Total growth	26%	21%	19%
The Company presents constant currency information for current remaining performance obligation to provide a framework for assessing how the Company's underlying business performed excluding the effects of foreign currency rate fluctuations. To present the information, the Company converted the current remaining performance obligation balances in local currencies in previous comparable periods using the United States dollar currency exchange rate as of the most recent balance sheet date.
Current remaining performance obligation constant currency growth rates were as follows:

	October 31, 2021 compared to October 31, 2020	July 31, 2021 compared to July 31, 2020	October 31, 2020 compared to October 31, 2019
Total growth	23%	23%	19%

Supplemental Debt Information
The carrying values of the Company's borrowings were as follows (in millions):

Instrument	Date of issuance	Maturity date	October 31, 2021	January 31, 2021
2023 Senior Notes	April 2018	April 2023	$998	$996
Loan assumed on 50 Fremont	February 2015	June 2023	187	190
2024 Senior Notes	July 2021	July 2024	997	0
Slack Convertible Notes	July 2021 (1)	April 2025	16	0
2028 Senior Notes	April 2018	April 2028	1,492	1,491
2028 Senior Sustainability Notes	July 2021	July 2028	990	0
2031 Senior Notes	July 2021	July 2031	1,487	0
2041 Senior Notes	July 2021	July 2041	1,234	0
2051 Senior Notes	July 2021	July 2051	1,976	0
2061 Senior Notes	July 2021	July 2061	1,234	0
Total carrying value of debt			10,611	2,677
Less current portion of debt			(20)	(4)
Total noncurrent debt			$10,591	$2,673
(1)     Assumed in July 2021 acquisition of Slack.

salesforce.com, inc.
GAAP Results Reconciled to non-GAAP Results
The following table reflects selected GAAP results reconciled to non-GAAP results.
(in millions, except per share data)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Non-GAAP income from operations
GAAP income from operations	$38	$224	$724	$262
Plus:
Amortization of purchased intangibles (1)	508	283	1,115	838
Stock-based expense (2)	812	566	2,016	1,648
Non-GAAP income from operations	$1,358	$1,073	$3,855	$2,748
Non-GAAP operating margin as a percentage of revenues
Total revenues	$6,863	$5,419	$19,166	$15,435
GAAP operating margin (3)	0.6%	4.1%	3.8%	1.7%
Non-GAAP operating margin (3)	19.8%	19.8%	20.1%	17.8%
Non-GAAP net income
GAAP net income	$468	$1,081	$1,472	$3,805
Plus:
Amortization of purchased intangibles (1)	508	283	1,115	838
Stock-based expense (2)	812	566	2,016	1,648
Income tax effects and adjustments	(515)	(293)	(787)	(2,686)
Non-GAAP net income	$1,273	$1,637	$3,816	$3,605

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Non-GAAP diluted net income per share
GAAP diluted net income per share	$0.47	$1.15	$1.53	$4.11
Plus:
Amortization of purchased intangibles	0.51	0.30	1.16	0.90
Stock-based expense	0.81	0.60	2.09	1.78
Income tax effects and adjustments	(0.52)	(0.31)	(0.82)	(2.90)
Non-GAAP diluted net income per share	$1.27	$1.74	$3.96	$3.89
Shares used in computing Non-GAAP diluted net income per share	1,001	939	964	926

(1)Amortization of purchased intangibles was as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Cost of revenues	$272	$169	$624	$494
Marketing and sales	236	114	491	344
	$508	$283	$1,115	$838

(2)Stock-based expense was as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Cost of revenues	$103	$65	$280	$180
Research and development	276	181	646	531
Marketing and sales	316	242	817	718
General and administrative	117	78	273	219
	$812	$566	$2,016	$1,648

(3)    GAAP operating margin is the proportion of GAAP income from operations as a percentage of GAAP revenue. Non-GAAP operating margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue. Non-GAAP income from operations excludes the impact of the amortization of purchased intangibles and stock-based expense.

salesforce.com, inc.
Computation of Basic and Diluted GAAP and non-GAAP Net Income Per Share
(in millions, except per share data)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
GAAP Basic Net Income Per Share
Net income	$468	$1,081	$1,472	$3,805
Basic net income per share	$0.48	$1.19	$1.56	$4.20
Shares used in computing basic net income per share	980	911	945	905

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Non-GAAP Basic Net Income Per Share
Non-GAAP net income	$1,273	$1,637	$3,816	$3,605
Non-GAAP basic net income per share	$1.30	$1.80	$4.04	$3.98
Shares used in computing Non-GAAP basic net income per share	980	911	945	905

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
GAAP Diluted Net Income Per Share
Net income	$468	$1,081	$1,472	$3,805
Diluted net income per share	$0.47	$1.15	$1.53	$4.11
Shares used in computing diluted net income per share	1,001	939	964	926

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income	$1,273	$1,637	$3,816	$3,605
Non-GAAP diluted net income per share	$1.27	$1.74	$3.96	$3.89
Shares used in computing Non-GAAP diluted net income per share	1,001	939	964	926

Supplemental Cash Flow Information
Free cash flow analysis, a non-GAAP measure
(in millions)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
GAAP net cash provided by operating activities	$404	$339	$4,018	$2,627
Capital expenditures (1)	(166)	(124)	(550)	(561)
Free cash flow	$238	$215	$3,468	$2,066
(1)     Capital expenditures for the nine months ended October 31, 2020 includes the Company's purchase of the property located at 450 Mission St. in San Francisco ("450 Mission") in March 2020 for approximately $150 million.

Non-GAAP Financial Measures: This press release includes information about non-GAAP operating margin, non-GAAP diluted earnings per share, non-GAAP tax rates, free cash flow, constant currency revenue and constant currency current remaining performance obligation growth rates (collectively the “non-GAAP financial measures”). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. Management uses both GAAP and non-GAAP measures when planning, monitoring and evaluating the company’s performance.

The primary purpose of using non-GAAP measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the company’s results in the same way management does. Management believes that supplementing GAAP disclosure with non-GAAP disclosure provides investors with a more complete view of the company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the company’s business. Further to the extent that other companies use similar methods in calculating non-GAAP measures, the provision of supplemental non-GAAP information can allow for a comparison of the company’s relative performance against other companies that also report non-GAAP operating results.

Non-GAAP Operating Margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue. Non-GAAP income from operations excludes the impact of the following items: stock-based compensation and amortization of acquisition-related intangibles. Non-GAAP diluted earnings per share excludes, to the extent applicable, the impact of the following items: stock-based compensation, amortization of purchased intangibles, and income tax adjustments. These items are excluded because the decisions that give rise to them are not made to increase revenue in a particular period, but instead for the company’s long-term benefit over multiple periods.

Specifically, management is excluding the following items from its non-GAAP operating margin and non-GAAP earnings per share, as applicable, for the periods presented in the Q3 FY22 financial statements. Gains on Strategic Investments, net, are included in Non-GAAP earnings per share in its Q3 FY22 financial statements, and excluded from its non-GAAP estimates for FY22 and FY23:

•Stock-Based Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•Amortization of Purchased Intangibles: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and in some cases, acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, which is not typically affected by operations during any particular period. Although the Company excludes the amortization of purchased intangibles from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

•Gains on Strategic Investments, net: The company records all fair value adjustments to its equity securities held within the strategic investment portfolio through the statement of operations. As it is not possible to forecast future gains and losses, the company assumes no change to the value of its strategic investment portfolio in its GAAP and non-GAAP estimates for future periods. Gains on Strategic Investments, net, are included in Q3 FY22 financial statements.

•Income Tax Effects and Adjustments: The company utilizes a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items such as changes in the tax valuation allowance and tax effects of acquisition-related costs, since each of these can vary in size and frequency. When projecting this long-term rate, the company evaluated a three-year financial projection that excludes the direct impact of the following non-cash items: stock-based expenses and the amortization of purchased intangibles. The projected rate also considers factors including the company’s expected tax structure, its tax positions in various jurisdictions and key legislation in major jurisdictions where the company operates. For fiscal 2021, the company used a projected non-GAAP tax rate of 22.0%. For fiscal 2022, the company uses a projected non-GAAP tax rate of 21.5%, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the company’s geographic earnings mix due to acquisition activity, or other changes to the company’s strategy or business operations. The company will re-evaluate its long-term rate as appropriate.

The company defines the non-GAAP measure free cash flow as GAAP net cash provided by operating activities, less capital expenditures. For this purpose, capital expenditures includes the cash consideration related to the purchase of 450 Mission in March 2020, but does not include our strategic investments.